SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act OF 1934

 Date of Report (Date of earliest event reported): November 7, 2002

First Commonwealth Financial Corporation
 (Exact name of registrant as specified in its charter)

PENNSYLVANIA             0-11242           25-1428528
   (State or other       (Commission File     (IRS Employer
       jurisdiction of           Number)       Identification No.)
 incorporation)

22 N. Sixth Street, Indiana, PA               15701
 (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:(724) 349-7220

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 7, 2002, the Board of Directors of First Commonwealth Financial Corporation (the "Company") approved, by unanimous consent, the engagement of Ernst & Young LLP as its independent auditors for the year ending December 31, 2003 and the dismissal of Deloitte & Touche LLP, effective upon completion of their audit of the Company's financial statements for the year ending December 31, 2002.  The Audit Committee of the Board of Directors approved the change in auditors on November 5, 2002.

Deloitte & Touche LLP was notified on November 7 that they will be dismissed upon completion of their audit of the company's financial statements for the year ending December 31, 2002.

The reports of Deloitte & Touche LLP on the Company's financial statements for the years ending December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the fiscal years ending December 31, 2001 and December 31, 2000, and in the subsequent period through November 7, 2002, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report.

The Company has requested Deloitte & Touche LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of that letter dated November 13, 2002 is filed as Exhibit 16.1 to this Form 8-K

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits 16.1    Letter from Deloitte & Touche LLP regarding change in
                 certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 13, 2002    FIRST COMMONWEALTH FINANCIAL CORPORATION
                                                         (Registrant)

                             By: /S/ JOSEPH E.O'DELL
                                 Joseph E. O'Dell
                                 President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.                                                    Page No.

16.1                Letter from Deloitte & Touche LLP               4
                     regarding change in certifying
                     accountant.

3